As filed with the Securities and Exchange Commission on February 26, 2010.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 ASR REGISTRATION STATEMENT NO. 333-140975

UNDER THE SECURITIES ACT OF 1933

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	06-1506026 (I.R.S. Employer Identification No.)

901 Main Avenue

Norwalk, Connecticut 06851

(203) 845-5200

(Address, including zip code, and telephone number, including area code of principal executive offices)

Harvey A. Ashman

Senior Vice President, General Counsel, External Affairs and Corporate Secretary

IMS Health Incorporated

901 Main Avenue, Suite 612

Norwalk, Connecticut 06851

(203) 845-5200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public Not Applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 ASR, File No. 333-140975 (the “Registration Statement”), of IMS Health Incorporated (the “Registrant”), which was originally filed with the Securities and Exchange Commission on February 28, 2007 and registered an indeterminate amount of the common stock, par value $0.01 per share (the “Common Stock”) of the Registrant.

On February 26, 2010, pursuant to an Agreement and Plan of Merger, dated as of November 5, 2009, by and among Healthcare Technology Holdings, Inc., a Delaware corporation (“Parent”), Healthcare Technology Acquisition, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant continuing as the surviving corporation (the “Merger”).

In connection with the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all shares of Common Stock registered under the Registration Statement but not sold under the Registration Statement as of the filing date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 ASR and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on February 26, 2010.

IMS HEALTH INCORPORATED

By:  /s/  DAVID R. CARLUCCI

        Name: David R. Carlucci

        Title: Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DAVID R. CARLUCCI David R. Carlucci	Chief Executive Officer, President and Director (principal executive officer)	February 26, 2010

/s/ LESLYE G. KATZ Leslye G. Katz	Senior Vice President and Chief Financial Officer (principal financial officer)	February 26, 2010

/s/ HARSHAN BHANGDIA Harshan Bhangdia	Vice President and Controller (principal accounting officer)	February 26, 2010

/s/ JIM COULTER Jim Coulter	Director	February 26, 2010

/s/ TODD SISITSKY Todd Sisitsky	Director	February 26, 2010

/s/ BRYAN TAYLOR Bryan Taylor	Director	February 26, 2010

/s/ ANDRÉ BOURBONNAIS André Bourbonnais	Director	February 26, 2010

/s/ JIM FASANO Jim Fasano	Director	February 26, 2010

/s/ JOHN DANHAKL John Danhakl	Director	February 26, 2010